                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        HAWTHORNE FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (4)  Date Filed:

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
                     [HAWTHORNE FINANCIAL CORPORATION LOGO]

                         HAWTHORNE FINANCIAL CORPORATION
                              2381 Rosecrans Avenue
                              El Segundo, CA 90245

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 17, 1998
                                 ---------------


          You are cordially invited to attend the Annual Meeting of Stockholders of Hawthorne Financial Corporation (the "Company"), which will be held at the Manhattan Beach Marriott Hotel at 1400 Parkview Avenue, Manhattan Beach, California, on June 17, 1998, at 10:00 a.m., local time, to consider and act on the following matters:

     1. The election of six directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

     2. The approval of proposed amendments to the 1994 Stock Option Plan which would, among other things, fix the number of shares of Common Stock available for issuance under the Plan at 800,000 shares; and

     3. Such other business as may properly come before the Annual Meeting and any adjournments thereof.

          The Board of Directors has fixed the close of business on May 1, 1998 as the record date for determining Stockholders of Hawthorne Financial Corporation entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.


          WE HOPE YOU WILL ATTEND THE ANNUAL MEETING IN PERSON IF IT IS CONVENIENT FOR YOU TO DO SO. IF YOU ARE UNABLE TO ATTEND, IT IS IMPORTANT THAT YOU SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT A QUORUM IS PRESENT FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING.

                                     By Order of the Board of Directors


                                     James D. Sage
                                     Senior Vice President
                                     and Corporate Secretary





May 8, 1998

                         HAWTHORNE FINANCIAL CORPORATION
                              2381 Rosecrans Avenue
                              El Segundo, CA 90245

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


                             SOLICITATION OF PROXIES

          This Proxy Statement is being sent to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Hawthorne Financial Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on June 17, 1998, and at any postponement or adjournment thereof (the "Annual Meeting"). The approximate date of mailing of this Proxy Statement is May 8, 1998.


          The expenses of this proxy solicitation will be paid by the Company. The original mail solicitation may be supplemented by telephone, telegram, facsimile transmission or personal solicitation. The Company will also request record holders of shares beneficially owned by others to send proxy material to the beneficial owners of such shares and will reimburse such holders for their reasonable expenses incurred in doing so. In addition, the Company has retained ChaseMellon Shareholder Services to assist in the solicitation of proxies for an estimated fee of $5,500.


                                     VOTING

          The Board has selected May 1, 1998 as the record date (the "Record Date") for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, there were outstanding 3,164,096 shares of common stock, par value $0.01 per share ("Common Stock"), the only outstanding class of voting securities of the Company. Holders of shares of Common Stock are entitled to cast one vote for each share held as of the Record Date. In addition, each Stockholder may cumulate his or her votes in the election of directors and give any nominee a number of votes equal to the number of directors to be elected multiplied by the number of his or her shares, or to distribute his or her votes among as many nominees as he or she sees fit.

          All proxies which are properly completed, signed and delivered to the Company prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions indicated thereon by the Stockholders giving such proxies. Each proxy received without specific directions indicated thereon will be voted FOR the election of the nominees named in this Proxy Statement, or as many of such nominees as may be elected as directors of the Company and FOR the approval of the proposed amendments to the 1994 Stock Option Plan. The proxies solicited hereby confer authority on the proxy holders named therein to cumulate votes in the election of directors among the nominees for whom such proxies may be voted in such manner as they deem appropriate to elect the maximum possible number of such nominees. Each proxy delivered may be revoked by the Stockholder who executed it at any time before it is voted by filing written notice of revocation, which may consist of a later dated proxy, with the Secretary of the Company prior to the vote on the matters described herein or by attending the meeting and voting in person.

          A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. The effect of broker non-votes on the specific items to be brought before the Annual Meeting is discussed under each item.

          The Board does not know of any business to be presented for action at the meeting other than that stated in this Proxy Statement. If any other business is properly presented at the Annual Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein.

                              ELECTION OF DIRECTORS

          A board of six directors will be elected at the Annual Meeting to serve for the ensuing year and until their successors are duly elected and qualified.

          The following table sets forth certain information concerning the nominees of the Board, each of whom is currently a director of the Company. Each nominee has indicated his or her willingness to serve if elected. If any nominee is unable to serve, an event the Board does not anticipate, the persons named in the accompanying proxy will vote for such replacement nominees as the Board shall select. Each of the directors of the Company is also a director of Hawthorne Savings, F.S.B. (the "Bank"), a wholly owned subsidiary of the Company.

NOMINEES FOR ELECTION AS DIRECTORS


                                                                             SHARES OF COMMON             PERCENTAGE OF
                                                             DIRECTOR       STOCK BENEFICIALLY         OUTSTANDING COMMON
             NAME                            AGE              SINCE              OWNED (1)                    STOCK
------------------------------------        ----             --------       ------------------         ------------------
Marilyn Garton Amato                         58               1988                11,962                      *
Scott A. Braly (2)                           44               1993               202,626                      6.1%
Timothy R. Chrisman (3)                      51               1994                16,693                      *
Anthony W. Liberati (4)                      65               1996                    --                       --
Harry F. Radcliffe (4)(5)                    47               1996                70,258                      2.2%
Howard E. Ritt (6)                           73               1993                 1,500                      *

-----------------

     *    Less than 1%.

     (1)  As of May 1, 1998.


     (2) Includes (i) 19,161 shares directly owned, (ii) 148,000 shares acquirable by stock options exercisable within 60 days of May 1, 1998,
          (iii) 34,411 shares held of record by the Hawthorne Savings, F.S.B. Employee Stock Ownership Plan (the "ESOP") which have not been allocated to participants' accounts, and with respect to which Mr. Braly, as one of the trustees of the ESOP, shares voting power and
          (iv) 1,054 shares held by the 401(k) Plan which have been allocated to Mr. Braly. Does not include 62,485 and 34,856 shares held of record by the ESOP and the 401(k) Plan, respectively, which have been allocated to participants' accounts and which are voted by the trustees at the direction of the participants or, if no direction is given, by the trustees in their discretion. Does not include 105,600 shares acquirable upon the exercise of Warrants or 84,000 shares acquirable upon the exercise of stock options, neither of which are exercisable within 60 days of May 1, 1998.

     (3) Does not include 6,000 shares acquirable upon the exercise of Warrants which are not exercisable within 60 days of May 1, 1998.

     (4) In December 1995, the Company sold $27.0 million of "investment units" in a private placement offering. Pursuant to an agreement entered into in connection with the offering, each of the three largest purchasers of investment units is entitled to recommend one person for nomination by the Board of Directors for election as a director. Pursuant to these rights, Fort Pitt Fund, L.P. recommended Harry F. Radcliffe and Lee M. Bass recommended Anthony W. Liberati. Also pursuant to its rights, one of the three largest purchasers of investment units, Value Partners Ltd., previously recommended Michael Hall, who served as a director of the Company and the Bank from April 1996 to April 1998. Mr. Hall resigned from both Boards in April 1998 for personal reasons. Value Partners retains its right to recommend a director. The right of each of these purchasers to nominate a director terminates at the time the purchaser no longer owns Warrants to purchase 220,000 shares of Common Stock and/or shares of Common Stock acquired upon the exercise of Warrants.

     (5) Represents shares owned by the Fort Pitt Fund, L.P. Mr. Radcliffe is the President and Chief Executive Officer of Fort Pitt Capital Management Corp., the General Partner of Fort Pitt Fund, L.P. Does not include 387,200 shares acquirable upon the exercise of Warrants which are not exercisable within 60 days of May 1, 1998.

     (6) Represents shares owned by the Ritt Family Trust of which Mr. Ritt is a co-trustee.


BIOGRAPHICAL INFORMATION

          Marilyn Garton Amato has owned and operated for more than the past five years an interior design firm, The Finishing Touch, that specializes in both commercial and residential interior design. She has also been active in many civic and charitable groups over the years and is the daughter of Dr. Cecil
O. Garton, a past director and Chairman of the Board of Directors of the Company and a director of the Bank.

          Scott A. Braly has served as President and Chief Executive Officer of the Company and the Bank since July 1993. Mr. Braly served as a director of, and a consultant to, Citadel Holding Corporation, a savings and loan holding company, and its subsidiary company, Fidelity Federal Bank from April 1992 to July 1993.

          Timothy R. Chrisman has been the President and owner of Chrisman & Company, Inc., an executive search firm specializing in the placement of senior executives in the financial services industry for more than the past five years. Mr. Chrisman has previously served as a director of other savings institutions. In February 1996, Mr. Chrisman was named Chairman of the Board of the Company and the Bank.

          Anthony W. Liberati has been the Chairman of the Board of Directors of Miami Computer Supply Corporation, a distributor of computer supplies, since May 1996. Mr. Liberati retired in 1995 from the Edward J. DeBartolo Corporation, Youngstown, Ohio where he was the Chief Operating Officer. Prior to his appointment as Chief Operating Officer, he was the DeBartolo Corporation's Chief Financial Officer. Mr. Liberati is a former member of the Board of Directors of DeBartolo Realty Corporation, Youngstown, Ohio, a real estate investment trust.

          Harry F. Radcliffe has been President and Chief Executive Officer of Fort Pitt Capital Management Corp. since April 1997. From December 1993 through March 1997, Mr. Radcliffe was the President, Chief Executive Officer and a Director of First Home Bancorp, Inc., Pittsburgh, Pennsylvania, and was President and Chief Executive Officer of its subsidiary First Home Savings Bank, F.S.B., from December 1993 and a Director from May 1993 until March 1997. He previously served as a Director and President of FirstSouth Savings Association from April 1989 to December 1993, and as its Chief Executive Officer from June 1989 to December 1993 and Director, President and Chief Executive Officer from May 1990 to December 1993. He also served as Director of Home Bancorp, Inc. and Home Savings Bank, F.S.B., Norfolk, Virginia from October 1994 to September 1995. Mr. Radcliffe is a Director of Essex Savings Bank, F.S.B., Virginia Beach, Virginia, Miami Computer Supply Corporation, First Home Bancorp and First Fidelity Bancorp.

          Howard E. Ritt retired in 1990 as an Executive Vice President of Sanwa Bank.

BOARD MEETINGS; BOARD COMMITTEES; COMPENSATION OF DIRECTORS

          The Board of Directors held 12 meetings in 1997. All directors attended at least 75% of the number of meetings held by the Board or any committee of the Board on which he or she served.

          The Boards of Directors of the Company and the Bank have established and delegated certain powers to various committees, including (i) a Compensation Committee, which acts on behalf of both the Boards of Directors of the Company and the Bank, (ii) an Audit Committee of the Bank, (iii) a Credit Committee of the Bank and (iv) a Capital Committee of the Company.

          The Compensation Committee consists solely of non-management directors of the Company and the Bank. During 1997, the Committee included Robert Troost (Chairman), Charles Jacobs, and Messrs. Liberati and Ritt. Messrs. Troost and Jacobs each resigned from the Boards of the Company and the Bank in February 1998 and Mr. Liberati was appointed Chairman of the Committee. The authority of the Compensation Committee is described under "Executive Compensation -- Report on Executive Compensation." The Compensation Committee met 12 times in 1997.

          The Audit Committee consists solely of non-management directors of the Bank. During 1997, the Committee included Messrs. Ritt (Chairman), Chrisman and Hall. Mr. Hall resigned from the Boards of the Company and the Bank in April 1998. The Audit Committee maintains delegated responsibility to (i) provide oversight to the Bank's internal audit group, including approving the annual internal audit plan and monitoring individual audits and the reporting thereon by the internal audit group, and (ii) meet periodically with the Company's and the Bank's independent public accountants, including reviewing the results of the annual audit and any findings of the accountants in connection therewith. The Audit Committee met 11 times in 1997.

          During 1997, the Credit Committee consisted of Messrs. Hall (Chairman), Braly, Liberati and Radcliffe. Mr. Hall resigned from the Boards of the Company and the Bank in April 1998. The Credit Committee maintains delegated responsibility to (i) provide oversight with respect to the Bank's lending activities, including the Bank's lending organization, resourcing and scope of activities, and (ii) evaluate loans, or groups of loans, prior to their funding. The Credit Committee met 11 times in 1997.

          The Capital Committee was formed in January 1997 and consists of Messrs. Radcliffe (Co-Chairman), Liberati (Co-Chairman), Braly and Chrisman. The Capital Committee is an ad hoc committee which met periodically, as necessary, during 1997. The Capital Committee has delegated responsibility to (i) periodically assess the Company's and the Bank's capital structure and to make recommendations to the full Board with respect thereto, and (ii) select professional advisors to the Company with respect to individual capital-related transactions, including investment banking firms and securities counsel.

          Each non-employee director receives an annual retainer fee of $15,000 and an additional fee of $1,000 for each Board meeting of the Company attended. In addition to the $1,000 fee per meeting received by each director, the Chairman of the Board receives an additional fee of $1,500 per meeting. The Chairmen of the Audit, Credit and Compensation Committees and the Co-Chairmen of the Capital Committee also receive $500 per meeting attended. All of the directors of the Company are also directors of the Bank and receive only the above described fees for their combined service.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT


          The following table sets forth as of May 1, 1998 certain information regarding the ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (ii) each executive officer named in the Summary Compensation Table in this Proxy Statement and (iii) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.


                                                                                 SHARES
NAME OF BENEFICIAL OWNER                                                      BENEFICIALLY           PERCENT OF
                                                                                 OWNED                 CLASS
------------------------------------------------------------------            ------------           ----------
Scott A. Braly (1)(2)                                                            202,626                6.1%
Dimensional Fund Advisors, Inc. (3)                                              178,600                5.6%
David L. Hardin, Jr. (2)(4)                                                       71,602                2.2%
Norman A. Morales (2)(5)                                                          59,409                1.9%
Thomas Hylton (6)                                                                    653                  *
Michael Cain (7)                                                                     234                  *

All directors and executive officers as a group (10 persons)(2)(8)               366,115               10.9%


-----------------

     *    Less than 1%.


     (1) Includes (i) 19,161 shares directly owned, (ii) 148,000 shares acquirable by stock options exercisable within 60 days of May 1, 1998 and (iii) 1,054 shares held by the 401(k) Plan which have been allocated to Mr. Braly. Does not include 105,600 shares acquirable upon the exercise of Warrants or 84,000 shares acquirable upon the exercise of stock options, neither of which are exercisable within 60 days of May 1, 1998.


     (2) Shares beneficially owned by Messrs. Braly, Hardin and Morales (i) include 34,411 shares held of record by the ESOP which have not been allocated to participants' accounts, and with respect to which Messrs. Braly, Hardin and Morales, as trustees of the ESOP, have voting power, and (ii) do not include 62,485 and 34,856 shares held of record by the ESOP and the 401(k) Plan, respectively, which have been allocated to participants' accounts and which are voted by the trustees at the direction of the participants or, if no direction is given, by the trustees in their discretion.

     (3) This information is based on an amendment to the Schedule 13G filed for the year ended December 31, 1997 by Dimensional Fund Advisors, Inc., a Delaware investment advisor registered under the Investment Advisers Act of 1940 ("Dimensional") that is deemed to have beneficial ownership of 178,600 shares of Common Stock as of December 31, 1997. The Schedule 13G indicates that these shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans. Dimensional serves as investment manager for each of these entities. Dimensional disclaims beneficial ownership of all such shares, and has a business address at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

     (4) Includes (i) 3,193 shares directly owned, (ii) 33,000 shares acquirable by stock options exercisable within 60 days of May 1, 1998 and (iii) 998 shares held by the 401(k) Plan which have been allocated to Mr. Hardin. Does not include 13,200 shares acquirable upon the exercise of Warrants or 24,000 shares acquirable upon the exercise of stock options, neither of which are exercisable within 60 days of May 1, 1998.

     (5) Includes (i) 24,000 shares directly owned and (ii) 998 shares held by the 401(k) Plan which have been allocated to Mr. Morales. Does not include 16,000 shares acquirable upon the exercise of Warrants or 49,000 shares acquirable upon the exercise of stock options, neither of which are exercisable within 60 days of May 1, 1998.

     (6) Represents shares held by the 401(k) Plan which have been allocated to Mr. Hylton.

     (7) Represents shares held by the 401(k) Plan which have been allocated to Mr. Cain. Does not include 25,000 shares acquirable upon the exercise of stock options which are not exercisable within 60 days of May 1, 1998.

     (8) Includes (i) 181,000 shares acquirable by stock options exercisable within 60 days of May 1, 1998, (ii) 3,937 shares held by the 401(k) Plan which have been allocated to the executive officers and (iii) 34,411 shares held of record by the ESOP with respect to which Messrs. Braly, Hardin and Morales, as trustees of the ESOP, have voting power.


                             EXECUTIVE COMPENSATION

          The following table sets forth the compensation paid to the Chief Executive Officer and the four other highest paid executive officers (the "Named Executive Officers") of the Company and the Bank during 1997, 1996 and 1995.

SUMMARY COMPENSATION TABLE




                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                        -------------
                                            ANNUAL COMPENSATION             AWARDS
                                         -------------------------       -------------
                                                                          SECURITIES
                                                                          UNDERLYING          ALL OTHER
                                                                          OPTIONS/SARS       COMPENSATION
NAME AND POSITION             YEAR         SALARY        BONUS (1)            (#)               (5)
-----------------------       ----       ---------       ---------        ------------       ------------
Scott A. Braly                1997       $ 337,500       $      --           20,000           $   4,800
  Chief Executive             1996         250,000              --               --               4,917
  Officer and President       1995         250,000         159,479          212,000                  --
Norman A. Morales             1997       $ 180,000       $      --           25,000           $   4,800
   Executive Vice             1996         175,000              --               --               3,938
   President                  1995         137,500          72,000           72,000              50,000 (6)
David L. Hardin, Jr           1997       $ 175,000       $  30,000               --           $   4,800
  Executive Vice              1996         175,000              --               --               3,938
  President                   1995         160,000          74,500           72,000                  --
Thomas Hylton                 1997       $ 120,000       $ 151,597 (2)           --           $   4,800
  Senior Vice President       1996         120,000          60,000               --               1,800
                              1995         105,000          47,138 (3)       26,000(4)               --
Michael Cain                  1997       $ 108,333       $  35,000           25,000           $  52,375 (7)
  Senior Vice President       1996          40,128              --               --                  --
                              1995              --              --               --                  --

-------------------------


     (1) Amounts were earned in the years indicated. Bonuses were paid in the year earned or in the first quarter of the following year.

     (2) Pursuant to an agreement among the Bank, on the one hand, and Mr. Hylton and certain other parties, on the other hand, entered into in March 1996, the Bank retained Mr. Hylton and the other parties for the purpose of preparing for development, and developing, a 40-unit condominium project on land previously acquired by the Bank through foreclosure. Under the development agreement, the Bank provided the land and all funds necessary to complete the construction and sale of the project, and Mr. Hylton and the other parties to the agreement maintained responsibility for all construction and marketing activities. In exchange for onsite management of the project, Mr. Hylton received a bonus for 1997 which included $74,847 representing his share of the net sale proceeds from this development.

     (3) Includes $5,500 representing the fair market value of 1,000 shares issued to Mr. Hylton in October 1995.

     (4) During 1995, Mr. Hylton was granted options to purchase 26,000 shares of Common Stock which were forfeited in their entirety in 1996.

     (5) Except as otherwise disclosed, All Other Compensation in 1997 and 1996 is comprised solely of 401(k) matching contributions made by the Company.

     (6) Mr. Morales was hired in February 1995. Upon his hiring, Mr. Morales received a sign-on bonus of $50,000.

     (7) Mr. Cain was hired in July 1996. In 1997, Mr. Cain received a relocation bonus of $50,000 which was paid in 1998.


RETIREMENT PLANS

          The Company has an ESOP which was amended in 1996 to include a 401(k) Plan. Employees of the Company who were either (i) employed by the Company on March 1, 1996, or (ii) at least 21 years of age, employed by the Company for six months and worked at least 500 hours are eligible to participate in the Company's ESOP. For the period from April 1, 1996 (the effective date on which the ESOP was amended) through March 31, 1998, the Company provided a matching contribution, in the form of shares owned by the ESOP but previously unallocated to participants, equal to 100% of the dollar amount each participant contributes into the ESOP, up to a maximum of 3% of the participant's compensation for each calendar quarter. During 1997, 15,989 shares of the Company's Common Stock were allocated to participants in the 401(k) Plan.

          The Company had a retirement income plan ("Retirement Plan") that previously covered substantially all employees over 21 years of age who met minimum service requirements. The Company terminated the Retirement Plan and completed liquidation of its assets during 1997.

STOCK OPTION PLANS

          The Company maintains two stock option plans (the "Option Plans"), (i) the 1994 Stock Option Plan, which was approved by the Company's stockholders in May 1994, and (ii) the 1995 Stock Option Plan, which was adopted by the Board in December 1995. Under the Option Plans, the Company may grant to officers and other employees options to purchase up to an aggregate of approximately 1,050,000 shares of Common Stock.

          1994 Stock Option Plan. In May 1994, the Company's stockholders approved a stock option plan for employees (including employees who are directors) (the "1994 Stock Option Plan"). In April 1998, the Board approved several amendments to the 1994 Stock Option Plan which are being submitted to the stockholders for approval. See "Proposal to Amend 1994 Stock Option Plan." Currently, under the 1994 Stock Option Plan, a number of shares of Common Stock equal to the greater of 455,000 or 17.5% of the outstanding Common Stock may be issued pursuant to options granted. One of the proposed amendments is to increase to a fixed number of 800,000 the shares which could be issued under the 1994 Stock Option Plan and to eliminate the provision which sets the number of shares to be issued at 17.5% of the outstanding Common Stock. As of May 1, 1998, 89,700 shares had been issued under the 1994 Stock Option Plan and options to purchase 405,300 shares were outstanding. The exercise price of any option granted under the 1994 Stock Option Plan may not be less than the fair market value of the Common Stock at the grant date, and the term of any option may not exceed ten years from such date. See "Proposal to Amend 1994 Stock Option Plan" for proposed amendments to the 1994 Stock Option Plan.

          1995 Stock Option Plan. In December 1995, the Board adopted a stock option plan for employees other than executive officers and directors subject to
Section 16(b) of the Exchange Act (the "1995 Stock Option Plan"). In March 1998, the Board amended the 1995 Stock Option Plan to increase from 300,000 to 500,000 the number of shares of Common Stock available for issuance under the 1995 Stock Option Plan. As of May 1, 1998, 44,000 shares had been issued under the 1995 Stock Option Plan and options to purchase 235,000 shares were outstanding. The exercise price of any option granted under the 1995 Stock Option Plan may not be less than the fair market value of the Common Stock at the grant date, and the term of any option may not exceed ten years from the grant date.

          The table below sets forth certain information regarding the Company's Option Plans.


                            Total Option   Total Option    Total Option    Total Options    Net Option
                             Capacity at    Capacity at    Capacity Under  Awarded, net of   Capacity
                              12/31/95       05/01/98      Proposed Plan    Forfeitures      Available
                             ---------       ---------       ---------       ---------       ---------
1994 Stock Option Plan         495,000         553,717         800,000         495,000         305,000
1995 Stock Option Plan         300,000         500,000         500,000         279,000         221,000
                             ---------       ---------       ---------       ---------       ---------
Total                          795,000       1,053,717       1,300,000         774,000         526,000
                             =========       =========       =========       =========       =========


OPTION GRANTS LAST FISCAL YEAR

          The table below sets forth certain information regarding stock options granted during 1997 to the Named Executive Officers.


                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                     POTENTIAL
                                                                                                   REALIZABLE VALUE
                                                                                                     AT ASSUMED
                                                                                                 RATE OF STOCK PRICE
                           NUMBER OF      PERCENT OF TOTAL                                        APPRECIATION FOR
                          SECURITIES      OPTIONS GRANTED                                          OPTION TERM(1)
                       UNDERLYING OPTION  TO EMPLOYEES IN  EXERCISE OR     EXPIRATION         --------------------------
     NAME                   GRANTED(2)     FISCAL YEAR(3)  BASE PRICE(4)      DATE               5%                10%
---------------------  -----------------  ---------------  ------------    ----------         --------          --------
Scott A. Braly               20,000            16.7%        $   10.50         6/1/05          $100,266          $240,154
Norman A. Morales            25,000            20.8%        $   18.02       11/19/05          $172,075          $412,149
Michael Cain                 25,000            20.8%        $   18.02       11/19/05          $172,075          $412,149


-----------------------

(1) The potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Securities and Exchange Commission and do not represent a forecast of the future appreciation of the Common Stock.

(2) The option grants for Messrs. Braly and Morales set forth on this chart vest in annual installments of one-third of the options granted, with the first installment vesting on June 1, 1998 and November 19, 1998, respectively. The option grant for Mr. Cain vests 100% on November 19, 2000.

(3) Options covering an aggregate of 120,000 shares were granted to eligible persons during 1997.

(4) The exercise price and the tax withholding obligations related to such exercise may be paid by delivery of already owned shares, subject to certain conditions.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

             The following table sets forth, for each of the Named Executive Officers, certain information regarding options exercised in 1997 and options held at December 31, 1997:


                                                                                        VALUE OF UNEXERCISED
                                                           NUMBER OF SECURITIES            IN-THE-MONEY
                              SHARES                      UNDERLYING UNEXERCISED        OPTIONS/SARS AT FISCAL
                             ACQUIRED           VALUE     OPTIONS/SARS AT FISCAL           YEAR-END ($)
                            ON EXERCISE        REALIZED          YEAR-END (#)          EXERCISABLE/UNEXERCISABLE
NAME                            (#)              ($)     EXERCISABLE/UNEXERCISABLE             (1)
-----------------------     -----------       ---------  -------------------------     -------------------------
Scott A. Braly                    --               --          141,334/90,666             $2,187,144/1,286,056

David L. Hardin, Jr           10,000           76,500           38,000/24,000               588,050/371,400

Norman A. Morales             24,000          138,150           24,000/49,000               371,400/424,025

Michael Cain                      --               --                0/25,000                   0/52,625

-----------------------

     (1) Based on the closing sale price of $ 20.125 for the Common Stock on December 31, 1997, less the option exercise price.


REPORT ON EXECUTIVE COMPENSATION

          The Boards of Directors of the Company and the Bank, principally as delegated to the Compensation Committee (the "Compensation Committee"), (i) have oversight responsibility for the Company's and Bank's compensation policies, benefits and practices, (ii) review and approve or disapprove management's recommendations concerning the compensation of senior officers (i.e., those with the title of Senior Vice President and above), all stock option grants and the payment of bonuses (in the aggregate), and (iii) have oversight responsibility for management planning and succession. The Compensation Committee has from time to time retained an independent compensation consultant to assist it in the exercise of its responsibilities where it has deemed such retention appropriate, including the development of compensation plans and the propriety of the Company's and the Bank's compensation policies and practices with those of comparable companies.

          The directors and management have structured the Bank's compensation programs to provide the Bank's principal managers with (1) a competitive annual salary and benefits, (2) the potential to earn cash bonuses based upon periodic, measurable performance, and (3) the potential to receive one or more grants of stock options under the Company's Option Plans, the annual vesting with respect to which is generally dependent upon each option holder's performance, as determined by the Chief Executive Officer and the directors. The directors and management believe that this combination of programs provides reasonable incentive to the Bank's principal managers to meet or exceed the Bank's annual or multi-year financial and operational goals, and reasonably aligns the interests of such managers with those of the Company's Stockholders.

          Commencing with the recapitalization of the Company and the Bank in late 1995, the Bank's principal managers have received, in addition to their annual salaries, long-term incentive compensation in the form of stock option grants from one of the Company's Option Plans. Including option grants made in late 1995, a total of 852,000 stock options have been granted, of which 640,300 remained outstanding at May 1, 1998. In consideration of these option grants, option holders received no material cash bonuses during 1996 and 1997. With respect to all other employees, the Bank maintains a performance-based, cash bonus program, under which individuals may earn annual cash bonuses based upon individual, group and Bank-wide performance.

          Commencing in 1998, the Bank modified its cash bonus program to include all employees of the Company and the Bank, except for Mr. Braly, who is not entitled to a cash bonus. See "Compensation of the Chief Executive Officer." The inclusion of all employees (except for Mr. Braly) in the Bank's cash bonus program reflects the Company's recent and planned emphasis on the origination of substantial (relative to the Bank's asset size) volumes of new loan commitments and growth in core deposit accounts, and competitive factors which have required the Bank to provide cash bonuses, based upon performance, to newly-hired senior managers. The Bank's cash bonus program remains grounded in individual, group and Bank-wide performance measures.


Compensation of the Chief Executive Officer

          Mr. Braly was hired by the Company and the Bank in July 1993. In November 1995, the directors granted stock options to purchase 212,000 shares of Common Stock to Mr. Braly at the then market price of the Company's common stock. In June 1997, the directors granted additional stock options to purchase 20,000 shares of Common Stock to Mr. Braly at the then market price of the Common Stock. These option grants were made in recognition of Mr. Braly's contribution to the successful recapitalization of the Company and the Bank, and the Bank's post-recapitalization performance. In June 1997, the Board increased Mr. Braly's annual salary to $400,000 from $250,000, the salary which had been in effect since the commencement of Mr. Braly's employment in July 1993. In connection with the recapitalization of the Company and the Bank in December 1995, Mr. Braly purchased $1.2 million of investment units. Mr. Braly's purchase, which was made from his personal funds and on the same terms as were applicable to the other purchasers, was a condition imposed by the other purchasers of investment units. During the period from Mr. Braly's hiring through the year ended December 31, 1995, Mr. Braly was entitled to, and received, cash bonuses tied to his and the Company's performance, as determined by the Board of Directors. For the years ended December 31, 1996 and 1997, Mr. Braly was not entitled to, and did not receive, cash bonuses.

          At his request, Mr. Braly is not a party to an employment contract with either the Company or the Bank. Further, Mr. Braly has no arrangement with the Company or the Bank to receive additional compensation, beyond that attributable to the accelerated vesting or exercise of stock options under the terms applicable to all option holders under the Company's Option Plans, in the event that the Company or the Bank is sold or in the event of a change of control. Accordingly, Mr. Braly serves at the will of the Board of Directors. There are currently no plans to formalize, via an employment agreement or otherwise, Mr. Braly's continued, long-term employment with the Company and the Bank.


                                           COMPENSATION COMMITTEE

                                           Anthony W. Liberati, Chairman
                                           Howard E. Ritt

PERFORMANCE GRAPH

          Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq market index and the SNL Securities Western Thrift index for publicly traded savings institution holding companies for the period beginning January 1, 1993 and ended December 31, 1997.

       COMPARISON OF FIVE YEAR CUMULATIVE RETURN AMONG HAWTHORNE FINANCIAL CORPORATION, NASDAQ MARKET INDEX AND SNL SECURITIES WESTERN THRIFT INDEX

                                                              PERIOD ENDING
                                       ----------------------------------------------------------
INDEX                                  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
-------------------------------        --------  --------  --------  --------  --------  --------
Hawthorne Financial Corporation         100.00     39.71     23.36     23.36     37.96     94.03
NASDAQ - Total US                       100.00    114.80    112.21    158.70    195.19    239.53
SNL Western Thrift Index                100.00    104.66     88.98    148.52    189.35    312.69

                    PROPOSAL TO AMEND 1994 STOCK OPTION PLAN

GENERAL

          In April 1998, the Board unanimously approved several amendments (the "Amendments") to the 1994 Stock Option Plan. The Amendments are being submitted to the Stockholders for approval. A copy of the 1994 Stock Option Plan, marked to show the Amendments, is attached as Exhibit A to this Proxy Statement.

DESCRIPTION OF THE 1994 STOCK OPTION PLAN

          The following is a description of the 1994 Stock Option Plan, as presently in effect. Under the 1994 Stock Option Plan, a number of shares of Common Stock equal to the greater of 455,000 shares or 17.5% of the outstanding Common Stock may be issued pursuant to options granted to employees (including employees who are directors). The options may only be options which do not qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986 (the "Code") (these options are referred to as "non-statutory options"). No option may be granted under the 1994 Stock Option Plan more than ten years after the earlier of the date the 1994 Stock Option Plan was adopted by the Board or the date the 1994 Stock Option Plan was approved by the stockholders.

          The 1994 Stock Option Plan is administered by a committee (the "Committee") appointed by the Board , consisting of two or more "disinterested persons" as such term is defined for purposes of Rule 16b-3 of the Exchange Act. The Committee has the authority to select optionees, designate the number of shares to be covered by each option and, subject to certain restrictions, specify other terms of the options, including conditions to the options. All employees, including employee directors, are eligible to participate in the 1994 Stock Option Plan. As of May 1, 1998, seven employees were participating in the 1994 Stock Option Plan.

          The exercise price of shares covered by an option may not be less than 100% of the fair market value (as defined in the 1994 Stock Option Plan) of the Common Stock on the date of grant. The exercise price may be paid in cash or such other form of payment as may be permitted by the Committee, including, without limitation, loans made to the participant by the Company for the purpose of exercising the options. The term of any option may not exceed ten years, and unless otherwise provided, will expire upon termination of employment.

          The 1994 Stock Option Plan also provides that options will become immediately exercisable upon a Terminating Event. A Terminating Event is deemed to occur upon the effective date of a dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company with one or more other companies in which the Company is not the surviving corporation, or the transfer of substantially all of the assets or shares of the Company to another corporation. In addition, upon a "change in control" of the Company, options will become immediately exercisable. A "change in control" for these purposes is defined to include (i) the acquisition by any person of 20% or more of the voting power of the Company's outstanding securities, (ii) a change in the composition of the Board during any one-year period so that persons who were directors at the beginning of the period do not continue to comprise a majority of the members of the Board, or (iii) any other event, transaction or series of events as a result of which any person may be deemed to "acquire control" of the Company under the regulations of the Office of Thrift Supervision.


          The 1994 Stock Option Plan provides that the Board may amend, suspend or terminate the 1994 Stock Option Plan or any award outstanding under the 1994 Stock Option Plan without Stockholder approval except for amendments (i) to increase the number of shares reserved under the 1994 Stock Option Plan, (ii) which require Stockholder approval by law, (iii) which alter or impair the rights of participants with respect to awards previously made under the 1994 Stock Option Plan or (iv) which would disqualify the 1994 Stock Option Plan from the exemption provided by Rule 16b-3 of the Exchange Act.

          As of May 1, 1998, 89,700 shares had been issued under the 1994 Stock Option Plan and options to purchase 405,300 shares were outstanding. The closing sales price of the Common Stock on April 29, 1998 was $20-1/8.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

          The following is a general discussion of the principal tax considerations for non-statutory stock options and is based upon the tax laws and regulations of the United States existing as of the date hereof, all of which are subject to modification at any time. The 1994 Stock Option Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

          Consequences to Employees. No income is recognized by a grantee of a non-statutory stock option as a result of the grant. In general, at the time shares of Common Stock are issued to a holder pursuant to exercise of a non-statutory stock option, the holder will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price.

          A holder will recognize gain or loss on the subsequent sale of Common Stock acquired upon exercise of a non-statutory stock option in an amount equal to the difference between the sales price and the tax basis of the Common Stock, which will include the price paid plus the amount included in the holder's income by reason of the exercise of the non-statutory stock options. Provided the shares of Common Stock are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term, mid-term or long-term capital gain or loss depending upon the length of time the shares have been held.

          Consequences to the Company. Generally, the Company will be entitled to a deduction for federal income tax purposes in the year and in the same amount as the holder is considered to have realized ordinary income in connection with the exercise of the non-statutory stock option.

DESCRIPTION OF PROPOSED AMENDMENTS TO THE 1994 STOCK OPTION PLAN

          The following is a summary of the proposed Amendments. The summary should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the 1994 Stock Option Plan.

          Eligibility. The Amendments would expand the list of persons eligible to receive options to include non-employee directors. The Company presently has no plan pursuant to which non-employee directors may receive options or Common Stock. The Board believes that non-employee directors are an integral part of the administration of the Company and it would be appropriate for them to receive options to share in the growth of the Company and to more closely align their interests with the Stockholders' interests.

          Administration. The 1994 Stock Option Plan is currently administered by the Committee. This was advantageous to the Company under pre-existing rules of the Securities and Exchange Commission under the Exchange Act; as a result of amendments to those rules, those advantages may be realized regardless of whether the 1994 Stock Option Plan is administered by a committee of "disinterested persons". In order to provide the Board with more flexibility with respect to administration of the 1994 Stock Option Plan, the proposed Amendments would allow the 1994 Stock Option Plan to be administered by the Board, or, at the discretion of the Board, a committee which would not necessarily have to include only disinterested persons.

          Number of Shares. The 1994 Stock Option Plan currently provides that the maximum aggregate number of shares of Common Stock which may be issued is the greater of 455,000 shares or 17.5% of the number of shares of Common Stock outstanding. At May 1, 1998, the maximum number of shares was 553,717. As of that date, there were only 58,717 shares available for future grants under the 1994 Stock Option Plan. The Board believes that stock options are an effective means of attracting and retaining individuals as officers, employees and directors who can make material contributions to the Company. Accordingly, the Board believes that an increase in the number of shares which may be issued pursuant to the 1994 Stock Option Plan is in the best interests of the Company and its Stockholders. Accordingly, the Amendments would increase the number of shares which could be issued under the 1994 Stock Option Plan to 800,000 shares. In addition, the Board has proposed to eliminate the provision which permits more shares to be issued as the number of outstanding shares increases, in order to give the Stockholders more certainty as to the number of shares which may be issued under the 1994 Stock Option Plan.

          In considering the Amendments, Stockholders should also consider that the Company has a 1995 Stock Option Plan, described under "Stock Option Plans" above, pursuant to which an aggregate of 500,000 shares of Common Stock may be issued upon exercise of options granted to employees other than executive officers and directors subject to Section 16(b) of the Exchange Act.

          Change in Control. The 1994 Stock Option Plan provides for acceleration of vesting of options upon a "change in control." The Amendments would modify the definition of "change in control" to include only the acquisition by any person or group of 50% or more of the outstanding voting securities of the Company. The Board believes that the definition of "change in control" was too broad and is therefore proposing a narrower definition.

          Furthermore, the 1994 Stock Option Plan provides for acceleration of vesting of options automatically upon any "change in control." Under the proposed Amendments, acceleration of vesting would not occur if the Board approves or consents to the transaction which results in a change in control.

          Duration of 1994 Stock Option Plan. The Amendments would extend the last date upon which options may be granted under the 1994 Stock Option Plan to December 31, 2007.

REQUIRED VOTE

          The approval of the Amendments require the affirmative vote of a majority of the shares of the Common Stock present or represented and voting on this matter at the Annual Meeting. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a Stockholder present in person or by proxy at the meeting has the same effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE 1994 STOCK OPTION PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

          The Board has selected Deloitte & Touche LLP, certified public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 1998. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and is expected to be available to respond to appropriate questions. The representative will be given the opportunity to make a statement if the representative wishes to do so.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Based solely on its review of copies of reports filed by reporting persons of the Company pursuant to Section 16(a) of the Exchange Act, or written representations from reporting persons that no Form 5 filing was required for such person, the Company believes that all filings required to be made by reporting persons of the Company were timely made in accordance with requirements of the Exchange Act, except that Messrs. Braly and Radcliffe filed Form 5s late, and Mr. Hardin filed a Form 4 late.


                 STOCKHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

          All proposals of Stockholders intended to be presented for consideration at the next annual meeting of stockholders must be received by the Company no later than January 8, 1999 for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting.


          THE COMPANY WILL PROVIDE EACH STOCKHOLDER FREE OF CHARGE, UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, WITHOUT EXHIBITS. THE COMPANY WILL FURNISH A COPY OF THE EXHIBITS TO ITS FORM 10-K TO ANY STOCKHOLDERS UPON REQUEST AND PAYMENT OF A COPYING CHARGE OF ($.25) PER PAGE. REQUESTS SHOULD BE ADDRESSED TO:


                                         Hawthorne Financial Corporation
                                         Attn: Investor Relations
                                         2381 Rosecrans Avenue
                                         El Segundo, CA  90245



                                         By Order of the Board of Directors



                                         James D. Sage
                                         Senior Vice President
                                         and Corporate Secretary

May 8, 1998

                                                                      EXHIBIT A

                         HAWTHORNE FINANCIAL CORPORATION

                             1994 STOCK OPTION PLAN


                                   ARTICLE I


Definitions

          "Administrator" shall mean the Board or, at the discretion of the Board, the Committee.

          "Affiliate" means any "subsidiary corporation" or "parent corporation," as such terms are defined in Section 424 of the Code, of the Company.

          "Agreement" means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of an Option granted to such Participant.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, and any amendments thereto.

          "Committee" means a committee which may from time to time be appointed by the Board to administer the Plan, whose members shall serve at the pleasure of the Board.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

          "Company" means Hawthorne Financial Corporation.

          "Date of Grant" means the date upon which an Option is awarded.

          "Exchange Act" means the Securities Exchange Act of 1934, and any amendments thereto.

          "Fair Market Value", unless otherwise determined by the Administrator in good faith, means with respect to a share of Common Stock as of any given date (i) the weighted average of the closing sale prices of a share of Common

          Stock as reported on the national securities exchange or transaction reporting system on or through which actual sale prices are regularly reported for the Common Stock as reported for the ten most recent trading days preceding the Date of Grant; or (ii) if the Common Stock is not traded on a national securities exchange or transaction reporting system on or through which actual sale prices are reported, the weighted average of the mean of the closing bid and asked prices of a share of Common Stock, in either case as reported for the ten most recent trading days preceding the date the determination is made.


          "Option" means a stock option granted under this Plan.

          "Participant" means a person who holds an outstanding Option.

          "Plan" means the Hawthorne Financial Corporation 1994 Stock Option Plan set forth herein.

          "SEC" means the Securities and Exchange Commission or any successor agency.


ARTICLE II

Purpose

          The Plan is intended to assist the Company and its Affiliates in recruiting and retaining directors and employees with ability and initiative by enabling directors and employees to participate in the Company's future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options not qualifying under Section 422 of the Code ("nonqualified stock options"). The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.


ARTICLE III

Administration

          The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Options upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Administrator shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of the Plan shall be final. No member of the Administrator shall be liable for any act done in good faith with respect to the Plan or any Agreement or Option award. All expenses of administering the Plan shall be borne by the Company.

          The Administrator, in its discretion, may delegate to one or more officers of the Company all or part of the Administrator's authority and duties with respect to Participants who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, as in effect from time to time. In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Administrator shall be interpreted as a reference to the Administrator's delegate or delegates. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.


ARTICLE IV

Eligibility

          Any director or employee of the Company or Affiliate (including any corporation that becomes an Affiliate after the adoption of the Plan) is eligible to participate in the Plan . A director or employee may be granted one or more Options.



ARTICLE V

Stock Subject to Plan

5.01 Source of Shares - Upon the exercise of any Option, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), authorized but unissued shares of Common Stock or issued shares of Common Stock that have been reacquired by the Company.

5.02 Maximum Number of Shares - The maximum aggregate number of shares of Common Stock with respect to which Options may be granted under the Plan and which may be issued pursuant to the exercise thereof shall be 800,000 shares, subject to increases and adjustments as provided in this Article V and Article VIII.

5.03 Forfeitures, etc. - Shares related to Options that expire unexercised or are forfeited, surrendered, terminated, canceled or settled in cash in lieu of the issuance of shares of Common Stock shall again be available for additional awards under the Plan, except for shares of Common Stock withheld or surrendered to satisfy tax withholding obligations.


ARTICLE VI

Stock Options

6.01 Grants - The Administrator will designate individuals to whom Options are to be granted and will specify the number of shares of Common Stock subject to each Option and the additional terms thereof. All Options granted under the Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of the Plan and to such other provisions as the Administrator may adopt. The Administrator may provide that Options granted under the Plan shall become exercisable in one or more installments or upon such other conditions as it shall deem appropriate.

6.02 Option Price - The exercise price per share for Common Stock purchased on the exercise of an Option shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

6.03 Maximum Option Period - The maximum period in which an Option may be exercised is ten years from the Date of Grant. The terms of any Option my provide that it is -- exercisable for a period less than such maximum period.

6.04 Maximum Number Shares - No Participant may receive more than 800,000 shares under the Plan.

ARTICLE VII

Exercise of Options

7.01 Exercise - An Option may be exercised, as to all or any portion of the shares of Common Stock as to which the Option is then exercisable, by giving written notice to the Secretary of the Company prior to the date on which the Option expires; provided, however, that an Option may only be exercised with respect to whole shares of Common Stock. Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment of the Option Price for such shares (and, if required by the Administrator, any applicable withholding taxes) in such form and manner as the Administrator may from time to time approve.

7.02 Installment Payment - Section 7.01 to the contrary notwithstanding, if an Agreement so provides, the Company shall lend the Participant such amount as shall be permitted under applicable law, up to 100% of the exercise price of the shares to be acquired on exercise of the Option to which the Agreement relates, for the purpose of enabling the Participant to exercise the Option, with the principal amount of such loan to be repayable in not more than three annual installments; provided, that the terms of any such loan, including the amount and maturity thereof, shall conform to any applicable requirements of the regulations of the Board of Governors of the Federal Reserve System relating to margin credit and to any other applicable laws and regulations.

          The Participant shall pay interest on the unpaid principal balance of any such loan at the minimum rate necessary to avoid imputed interest or original issue discount under the Code. All shares of Common Stock acquired with cash borrowed from the Company shall be pledged to the Company as security for the repayment thereof. In the discretion of the Administrator, shares of Common Stock may be released from such pledge proportionately as payments of the note (together with interest) are made, provided that the release of such shares complies with the then applicable regulations of the Federal Reserve System relating to securities credit transactions. While shares are so pledged, and so long as there has been no default in the installment payments, such shares shall remain registered in the name of the Participant, and the Participant shall have the right to vote such shares and to receive all dividends thereon.

7.03 Termination of Employment - In the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

          Unless provided otherwise by the Administrator, a Participant's Options shall expire on the Participant's termination of employment, subject to the following:


          (a) If the Participant terminates employment with the Company and its Affiliates on account of retirement at or after attaining age 55, the Participant's Options may be exercised, to the extent then vested, for a period of three months following such termination, but not later than the Options' expiration date.

          (c) If the Participant terminates employment with the Company and its Affiliates by reason of death, any Options which the Participant was entitled to exercise on the date of his death shall be exercisable by the person or persons to whom that right passes by will or by the laws of descent and distribution for a period of twelve months after the date of death, but not later than the Option's expiration date.

7.04 Tax Withholding - The Company shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state tax laws to be withheld with respect to the grant, exercise or surrender of an Option, including any withholding required in order for the Company to obtain a tax deduction as a consequence of such grant, exercise or surrender. Such amounts may be deducted or withheld, at the Company's discretion, from shares issuable or amounts payable in respect of an Option or from any other payments, including regular compensation, to be made by the Company to the Participant. If Common Stock is used to satisfy any such tax withholding requirement, such Common Stock shall be valued based on its Fair Market Value as of the date it is withheld.



ARTICLE VIII

Adjustment Upon Change In Common Stock

          The maximum number of shares of Common Stock which are allocated for issuance under the Plan shall be proportionately adjusted, and the terms of outstanding Options shall be adjusted, as the Administrator shall determine to be equitably required to preserve the value of benefits awarded or to be awarded to Participants under the Plan, in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) the Company issues shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or merger, reorganization or obligations of the Company convertible into such shares or other securities or (c) there occurs any other event which, in the judgment of the Administrator, necessitates such action. Any determination made under this Article VIII by the Administrator shall be final and conclusive.

          The Administrator may grant Options, in connection with a transaction described in the first paragraph of this Article VIII. Notwithstanding any provision of the Plan (other than the limitation of Article V), the terms of such substituted Option grants shall be as the Administrator, in its discretion, determines is appropriate.


ARTICLE IX

Adjustment Upon Change in Control

          Upon the effective date of the dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company with one or more other entities in which the Company is not the surviving entity, or of the transfer of substantially all of the assets or shares of the Company (any such transaction being referred to herein as a

          "Terminating Event"), the Plan and any Option granted hereunder shall terminate unless provision is made in writing in connection with such Terminating Event for the continuance of the Plan and for the assumption of Options theretofore granted hereunder, or the substitution for such Options of new options issued by the successor corporation, or the parent corporation thereof, with such appropriate adjustments as may be determined or approved by the Administrator or its successor, in which event the Plan and the Options theretofore granted or substituted therefor, shall continue in the manner and under the terms so provided. Upon the occurrence of a Terminating Event in which provision is not made for the continuance of the Plan and for the assumption of Options theretofore granted or the substitution for such Options of new options issued by the successor corporation or the parent corporation thereof: (i) each Participant to whom an Option has been granted under the Plan shall be entitled to exercise, in whole or in part, such Participant's rights under any such Option without regard to any restrictions on exercise that would otherwise apply, effective as of the effective date of the Terminating Event, and (ii) in the event a Participant shall not, prior to the effective date of such a Terminating Event, fully exercise an Option granted under the Plan, such Option, to the extent not previously exercised, shall be deemed surrendered by the Participant as of the effective date of the Terminating Event and such Participant shall receive in exchange therefor a cash payment equal to the difference, if a positive amount, between the Fair Market Value as of the effective date of the Terminating Event of the shares of stock then subject to the Option and the aggregate exercise price therefor. To the extent that a Participant has the right to exercise, surrender or receive payment under any Option solely on account of a Terminating Event, such exercise, surrender or payment shall be contingent upon the consummation of such Terminating Event.



          The determination as to which party to a merger or consolidation is the "surviving entity" shall be made on the basis of the relative equity interests of the shareholders in the entity existing after the merger or consolidation, as follows: if following any merger or consolidation the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than fifty percent (50%) of the voting power of the surviving entity, then for purposes of this Plan, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation. In making the determination of ownership by the shareholders of an entity immediately after the merger or consolidation, of equity securities pursuant to this Article IX, equity securities which the shareholders owned immediately before the merger or consolidation as shareholders of another party to the transaction shall be disregarded. Further, for purposes of this Article IX only, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

          Upon a "change in control" of the Company, a Participant shall have the right, notwithstanding any restrictions that would otherwise apply, to exercise any Option theretofore granted to such Participant unless: (i) the Board shall have approved, authorized or consented to the change of control and shall not have expressly permitted acceleration of vesting of Options, or (ii) the Option Agreement relating to the Option shall provide otherwise. To the extent a Participant has the right to exercise an Option solely on account of a change in control, such right to exercise shall be contingent upon the consummation of such change in control. Unless otherwise defined by the Administrator in Agreements relating to particular Options, a "change in control " shall be deemed to have occurred if any "person" (as such term as used in Sections 13(d) and 14(d) of the Exchange Act and the regulations of the SEC thereunder, each as in effect on the effective date of this Plan, and including any such persons that may be deemed to be acting in concert with respect to the Company or the acquisition, ownership or voting of Company securities) becomes, directly or indirectly, the "beneficial owner " (as defined in Rule 13d-3 under the Exchange Act and the regulations of the SEC thereunder, each as in effect on the effective date of this Plan) of outstanding securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities .


ARTICLE X

Compliance With Law and Approval of Regulatory Bodies

          No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan other than in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consents and approvals as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XI

General Provisions


11.01 Effect on Employment - Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right or power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.


11.02 Shareholder Status - No award to a Participant under the Plan shall create any rights in such Participant as a shareholder of the Company until shares of Common Stock are registered in the name of the Participant.

11.03 Rules of Construction - Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

11.04 Nontransferability - Any Option granted under the Plan shall be nontransferable except by will or by laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by such Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.


ARTICLE XII

Amendment

          The Board may, at any time and in any manner, amend, suspend or terminate the Plan or any award outstanding under the Plan; provided, however, that no such amendment or discontinuance shall:

          (a) increase the number of shares reserved under the Plan without shareholder approval;

          (b) be made without shareholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Common Stock is listed or quoted;

          (c) alter or impair the rights of Participants with respect to awards previously made under the Plan without the consent of the holder thereof; or


          (d) make any changes that would disqualify the Plan, which is intended to be so qualified, from the exemption provided by Rule 166-3 adopted by the

          SEC pursuant to the Exchange Act.


ARTICLE XIII

Duration of Plan


          No Option may be granted under the Plan after December 31, 2007. Options granted before that date shall remain valid in accordance with their terms.

                         HAWTHORNE FINANCIAL CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS


          The undersigned, a stockholder of HAWTHORNE FINANCIAL CORPORATION, a Delaware corporation, (the "Company") hereby appoints Scott A. Braly and Norman Morales, and each of them, the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), to be held on June 17, 1998, and at any of its postponements or adjournments, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

          The Board of Directors recommends a WITH vote on Proposal 1 and a FOR vote on Proposal 2.

          1.   ELECTION OF DIRECTORS, as provided in the Company's Proxy
               Statement:

                    _____ WITH           _____ WITHOUT   Authority to vote for
                                                         the nominees listed
                                                         below.

               (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR A NOMINEE, LINE THROUGH OR OTHERWISE STRIKE OUT THE NAME OF THE NOMINEE BELOW)

                              Marilyn Garton Amato
                                 Scott A. Braly
                               Timothy R. Chrisman
                               Anthony W. Liberati
                               Harry F. Radcliffe
                                 Howard E. Ritt

          2. The approval of proposed amendments to the Hawthorne Financial Corporation 1994 Stock Option Plan (the "Stock Plan") which would, among other things, fix the number of shares of Common Stock available for issuance under the Stock Plan at 800,000.

                    ____ FOR             ____ AGAINST        ____ ABSTAIN

          The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that the proxy holder may lawfully do by virtue hereof. AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY OF ITS POSTPONEMENTS OR ADJOURNMENTS, THE PROXY HOLDER IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

          This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE DIRECTORS NAMED AND THE PROPOSED AMENDMENTS TO THE STOCK PLAN, AND AS THE PROXY HOLDER SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING, UNLESS OTHERWISE DIRECTED.

          The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated May 8, 1998 relating to the Annual Meeting.



                              Date:  ____________________________, 1998



                              ----------------------------------------



                              ----------------------------------------
                              Signature(s) of Stockholder(s)
                              (See Instructions Below)


                              The signature(s) hereon should correspond exactly with the name(s) of the stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.


                           THIS PROXY IS SOLICITED BY
            THE BOARD OF DIRECTORS OF HAWTHORNE FINANCIAL CORPORATION